EXHIBIT 4.3

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

dated as of October 1, 2025

among

ROCKET MORTGAGE, LLC,

The Guarantors Party Hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee

5.250% Senior Notes due 2028

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), entered into as of October 1, 2025, among Rocket Mortgage, LLC (formerly Quicken Loans Inc.), a Michigan limited liability company (the “Issuer”), each of the entities referenced on Schedule I hereto (each an “Undersigned”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 8, 2017, as supplemented by the First Supplemental Indenture, dated as of October 4, 2021, among the Issuer, the Guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated as of June 20, 2025, among the Issuer, the Guarantor party thereto and the Trustee and the Third Supplemental Indenture, dated as of July 1, 2025, among the Issuer, the Guarantor party thereto and the Trustee (as so supplemented, the “Indenture”), relating to the Issuer’s 5.250% Senior Notes due 2028 (the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries (other than Securitization Entities) to provide Guaranties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fourth Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Fourth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. The Trustee, by execution of this Fourth Supplemental Indenture, accepts the amendments to the Indenture effected by this Fourth Supplemental Indenture, subject to the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee and Agents. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained in this Fourth Supplemental Indenture, which recitals or statements are made solely by the Issuer and each Undersigned, or for or with respect to (i) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and each Undersigned by action or otherwise, (iii) the due execution hereof by the Issuer and each Undersigned or (iv) the consequences of any amendment herein provided for, and neither the Trustee nor any Agent makes any representation with respect to any such matters.

1

Section 4. Each of the Issuer and each Undersigned hereby represents and warrants that this Fourth Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5. This Fourth Supplemental Indenture, and any claim, controversy, or dispute arising under or related to this Fourth Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Fourth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This Fourth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fourth Supplemental Indenture will henceforth be read together.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

ROCKET MORTGAGE, LLC
as Issuer

By:	/s/ Panayiotis “Pete” Mareskas
	Name:	Panayiotis “Pete” Mareskas
	Title:	Treasurer

Harwood Insurance Services, LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

Harwood Service Company, LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

Homeselect Settlement Solutions, LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

HPC Insurance Agency, LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture for Indenture dated December 8, 2017]

Maverick Merger Sub 2, LLC
as Guarantor

By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Secretary and Treasurer

Nationstar Mortgage LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

Nationstar Sub1 LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

Nationstar Sub2 LLC
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP & Chief Financial Officer

Veripro Solutions Inc.
as Guarantor

By:	/s/ Kurt G. Johnson
	Name:	Kurt G. Johnson
	Title:	EVP, Chief Financial Officer & Secretary

[Signature Page to Fourth Supplemental Indenture for Indenture dated December 8, 2017]

DEUTSCHE BANK TRUST COMPANY
AMERICAS
as Trustee

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Director

[Signature Page to Fourth Supplemental Indenture for Indenture dated December 8, 2017]

Schedule I

	Entity	Jurisdiction
1.	Harwood Insurance Services, LLC	California
2.	Harwood Service Company, LLC	Delaware
3.	Homeselect Settlement Solutions, LLC	Delaware
4.	HPC Insurance Agency, LLC	Michigan
5.	Maverick Merger Sub 2, LLC	Delaware
6.	Nationstar Mortgage Holdings Inc.	Delaware
7.	Nationstar Mortgage LLC	Delaware
8.	Nationstar Sub1 LLC	Delaware
9.	Nationstar Sub2 LLC	Delaware
10.	Veripro Solutions Inc.	Delaware